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                                 EXHIBIT 10.11

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

                                    FORM OF

                          AMENDED AND RESTATED WARRANT

                          TO PURCHASE COMMON STOCK OF

                         UNIVISION COMMUNICATIONS INC.,
                             A DELAWARE CORPORATION

        THIS IS TO CERTIFY THAT: Venevision International Limited, a British Virgin Islands Corporation ("Venevision") or registered transferees (the "Holder") is entitled to purchase from Univision Communications Inc., a Delaware corporation (the "Company"), at any time and from time to time on and after the date hereof an aggregate of ____________ shares of Class V Common Stock (or Class A Common Stock as provided herein) at a purchase price of $[.12878] per share, all on the terms and conditions and subject to the adjustments provided herein. This Amended and Restated Warrant (this "Warrant") is executed and delivered with reference to the following facts:

        A. On December 17, 1992, the Company issued warrants to Venevision to purchase up to 35,000 shares of Class V Common Stock of the Company (the "Original Warrant").

        B. The Original Warrant contemplated the merger of PTI Holdings Inc., a Delaware corporation that is 80% owned by the Company, ("PTIH") with the Company.

        C. Prior to such merger, the number of shares of Class V Common Stock issuable upon exercise of the Original Warrant was limited to 26,000 shares.


        D. The Original Warrant contained provisions regarding adjustment to the number of shares issuable upon exercise of the Original Warrant upon the merger of PTIH and the Company.

        E. The Original Warrant provided that if PTIH merged into the Company, the number of shares which could be purchased upon exercise of this Warrant would be reduced in accordance with the terms of the Original Warrant.

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        F.   The Company and PTIH are combining other than through a
merger and the Company will be the sole owner of PTIH.

        G. The Company and the Holder wish to amend and restate the Original Warrant to reflect the combination of PTIH and the Company and accurately to reflect the number of shares of Common Stock that will be issuable upon exercise of this Warrant.

        SECTION 1. CERTAIN DEFINITIONS.   As used in this Warrant, unless the
context otherwise requires:

        "Affiliate" means, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Business Day" means any day on which commercial banks are not authorized or required to close in Los Angeles, California.

        "Class A Common Stock" means the Company's authorized Class A Common Stock, par value $.01 per share.

        "Class P Common Stock" means the Company's authorized Class P Common Stock, par value $.01 per share.

        "Class T Common Stock" means the Company's authorized Class T Common Stock, par value $.01 per share.

        "Class V Common Stock" means the Company's authorized Class V Common Stock, par value $.01 per share.

        "Common Stock" means the Class A Common Stock, Class P Common Stock, Class T Common Stock and Class V Common Stock.

        "Communications Act" means the Federal Communications Act of 1934, as amended, or any other similar Federal statute, and the rules and regulations of the Federal Communications Commission promulgated thereunder.

        "Exercise Price" means, on the date hereof, the purchase price per share as set forth on the first page of this Warrant and thereafter shall mean such amount as adjusted pursuant to Section 4.

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                "Permitted Holder" means

                (i) Gustavo A. Cisneros, Ricardo J. Cisneros (each a "Cisneros Brother"), and any entity all of the equity (other than directors' qualifying shares) of which is directly or indirectly owned by a Cisneros Brother, or both of them, and that is not an Affiliate of any other Person;

                (ii)(a) the spouse and lineal descendants of each Cisneros Brother, (b) the personal representative and heirs of each Cisneros Brother, (c) any trustee of any trust created primarily for the benefit of any, some or all of such spouse and lineal descendants (but which may include beneficiaries which are charities) or of any revocable trust created by such Cisneros Brother, (d) following the death of such Cisneros Brother, all beneficiaries under either such trust, (e) any entity all of the equity of which is directly or indirectly owned by any of the foregoing which is not an Affiliate of any Person other than the Person described in clauses (a)-(d) above.

                "Person" means a corporation, an association, a trust, a partnership, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental body.


                "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time.

                "Warrant Shares" at any time means the shares of Class V Common Stock or Class A Common Stock then purchasable by the Holder upon the exercise of this Warrant.

                SECTION 2. EXERCISE OF WARRANT.

                2.1 Conditions of Exercise. The Holder may at any time on and after the date hereof exercise this Warrant in whole or in part from time to time, for the number of Warrant Shares which the Holder is then entitled to purchase hereunder; provided, however, that this Warrant may not be exercised unless at the time of such exercise all of the following conditions are met:

                (a) it is lawful at the time of exercise for the Holder to own the number of shares of Common Stock which the Holder would own upon such exercise of this Warrant, and the exercise of this Warrant and such Holder's acquisition of such shares hereunder does not violate the Communications Act or other applicable law, rule or regulation;

                (b) the Company has received such evidence as it may reasonably request confirming the foregoing, including, without limitation, an opinion in form


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         and substance, and from counsel, reasonably satisfactory to the Company and, if the Company requests, an agreement from the Holder reasonably satisfactory to the Company indemnifying the Company against losses in the event the exercise of this Warrant violates the Communications Act; and

               (c) any required approval from the Federal Communications Commission has been received.

In the event that the Company declines to permit the exercise of this Warrant because it believes that paragraphs (a) or (b) above have not been satisfied and a procedure exists for obtaining a binding determination of whether or not such exercise will cause a violation of applicable law, including, without limitation, obtaining a declaratory ruling from the Federal Communications Commission under Rule 1.2 of the rules promulgated under the Communications Act (or any successor rule), then at the request of the Holder or the Company, the Company and the Holder will use reasonable efforts to obtain such determination. Any such efforts shall be at the expense of the Holder, unless the Company is unreasonable in refusing to rely on the assurances provided pursuant to paragraph (b), in which case such efforts shall be at the expense of the Company.

            2.2 Method of Exercise. The Holder may exercise this Warrant in whole or in part by delivering to the Company (i) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) this Warrant, (iii) the evidence and agreement requested by the Company referred to in Section 2.1(b) above and
(iv) a sum equal to the Exercise Price for all Warrant Shares being purchased pursuant to the exercise of this Warrant in the form of a cashiers' check or wire transfer.

            2.3 Issuance of Warrant Shares. Upon the Holder's exercise of this Warrant, the Company shall issue the Warrant Shares so purchased to the Holder and within two Business Days shall cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise. The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in such notice and shall be registered in the name of the Holder. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such shares, with the right, to the extent permitted by law, to vote such shares or to consent or to receive notice as a stockholder, as of the close of business on the date all of the conditions referred to in Section 2.1 are satisfied (including, without limitation, the obtaining of any requested declaratory ruling from the Federal Communications Commission) and all of the items specified in Section 2.2 above are delivered to the Company. If this Warrant shall have been exercised only in part the Company shall, within two Business Days of delivery of such certificate or certificates, deliver to the Holder either (i) a new warrant dated the date it is issued evidencing the rights of the Holder to purchase the remaining Warrant Shares called for by this Warrant or (ii) this Warrant bearing an appropriate notation of

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such partial exercise. The Holder shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2.

            2.4 Class of Shares Issued. If the Holder is a Permitted Holder, the Holder may elect to receive shares of Class V Common Stock or shares of Class A Common Stock upon exercise of this Warrant. If the Holder is not a Permitted Holder, the Company shall issue to the Holder shares of Class A Common Stock upon exercise of this Warrant.

            SECTION 3. TRANSFER OF WARRANT.

            3.1 Restrictions on Transfer. Subject to Section 5 hereof, this Warrant and all Warrant Shares issued hereunder may be sold, transferred, pledged or hypothecated (collectively, "Transferred") to any third party. Any certificate for any Warrant Shares issued hereunder shall be stamped or otherwise imprinted with legends in substantially the form of the legends contained on the first page hereof.

            3.2 Mechanics of Transfers. Subject to satisfaction of the conditions set forth in Section 3.1, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company, together with a written assignment of this Warrant duly executed by the Holder or its agent or attorney. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. This Warrant, if properly Transferred in compliance with this Section 3, may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

            SECTION 4. ADJUSTMENT OF WARRANT SHARES; ANTI-DILUTION PROVISIONS.

            If any of the following events occurs at any time hereafter prior to the full exercise of this Warrant, then the Exercise Price and/or the number of Warrant Shares remaining to be purchased hereunder immediately prior to such event shall be adjusted as described below:

            4.1 Redemptions and Repurchases. If at any time there is a pro rata (based upon the respective number of outstanding shares of each class) redemption or repurchase of the Class A Common Stock, Class P Common Stock, Class T Common Stock, and Class V Common Stock, the number of Warrant Shares remaining to be purchased hereunder shall be decreased by a percentage equal to the percentage of Common Stock so redeemed or repurchased.

            4.2 Stock Subdivisions or Stock Consolidations. If at any time the outstanding shares of Class A Common Stock, Class P Common Stock, Class T Common


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Stock, and Class V Common Stock are subdivided into a greater number of shares, whether by stock split, stock dividend or otherwise, then the Exercise Price will be reduced proportionately and the number of Warrant Shares remaining to be purchased hereunder, will be increased proportionately. Conversely, if at any time the outstanding shares of Class A Common Stock, Class P Common Stock,
Class T Common Stock, and Class V Common Stock are consolidated into a smaller number of shares, then the Exercise Price will be increased proportionately and the number of Warrant Shares remaining to be purchased hereunder, will be reduced proportionately. Each adjustment to the Exercise Price and the number of Warrant Shares shall be effective on the record date, or if there is no record date, the effective date for such subdivision or consolidation.

            4.3 Consolidation, Merger or Sale of Assets. If the Company shall at any time (i) consolidate with or merge into another corporation or (ii) merge with another corporation and be the surviving corporation in such merger, and in connection therewith all or part of the Class V Common Stock or Class A Common Stock shall be changed into or exchanged for securities of any other entity or cash or other property, the Holder of this Warrant will thereafter receive, upon the exercise hereof in accordance with the terms hereof, the securities, cash or other property to which the holder of the number of shares of Common Stock then deliverable upon the exercise of this Warrant would have received upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions thereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Company or the successor corporation, as the case may be, shall execute and deliver to the Holder a supplemental Warrant so providing. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The provisions of this Section 4.3 similarly shall apply to successive mergers or consolidations or sales or other transfers.

            4.4 Dividends. If the Company proposes to declare a dividend on or make a distribution with respect to the Class V Common Stock or Class A Common Stock, whether in cash, property or securities, the Company will deliver written notice of such proposed event, in reasonable detail, to the Holder not less than fifteen (15) days prior to the record date for such dividend or distribution.

            4.5 Notices. When any adjustments are required to be made under this
Section 4, the Company shall as promptly as practicable (i) determine such adjustments, (ii) prepare a statement describing in reasonable detail the method used in arriving at the adjustment and setting forth the calculation thereof; and (iii) cause a copy of such statement to be mailed to the Holder.

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         4.6  Computations and Adjustments. Upon each computation of an adjustment under this Section 4, the Exercise Price shall be computed to the nearest 1/1000 cent and the number of Warrant Shares shall be calculated to the nearest whole share (i.e., fractions of less than one-half shall be disregarded and fractions of one-half or greater shall be treated as being the next greater integer). However, the fractional amount shall be used in calculating any future adjustments.


         SECTION 5. SECURITIES LAWS. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares which may be issued pursuant thereto have not been registered under the Securities Act, or applicable state securities laws. The Holder of this Warrant, by acceptance hereof, represents that it is fully informed as to the applicable limitations upon any distribution or resale of the Warrant Shares under the Securities Act or any applicable state securities laws and agrees to to distribute or resell any Warrant Shares if such distribution or resale would constitute a violation of the Securities Act or any applicable state securities laws or would cause the issuance by the Company of the Warrant or the Warrant Shares to be in violation of the Securities Act or any applicable state securities laws. The Holder agrees that all certificates representing Warrant Shares will carry an appropriate legend substantially in the form of the first legend contained on the first page hereof. Any exercise hereof by the Holder shall constitute a representation by the Holder that the Warrant Shares are not being acquired with the view to, or for resale or in connection with, any distribution or public offering thereof in violation of the Securities Act or applicable state securities laws.

         SECTION 6. NO VOTING RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

         SECTION 7. RESERVATION OF WARRANT SHARES. The Company has reserved and will keep available, out of the authorized and unissued shares of Common Stock, the full number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant. Upon issuance and delivery against payment pursuant to the terms of this Warrant, all Warrant Shares will be validly issued, fully paid and nonassessable.

         SECTION 8. LOSS, DESTRUCTION OF WARRANT. Upon receipt of evidence reasonable satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.


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         SECTION 9. MISCELLANEOUS PROVISIONS.

         9.1 Amendments. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Holder and the Company. If at any time this Warrant is split into multiple Warrants, any consent to be given by the Holder with respect to any amendment hereto shall be made by the Holders of Warrants exercisable for a majority of the unissued Warrant Shares, provided that no amendment may change the number of Warrant Shares or the Exercise Price without the written consent of the Holders all Warrants.

         9.2 Jurisdiction; Venue; Service of Process. The Company and the Holder each irrevocably submits to the jurisdiction of any California State or United States Federal court sitting in Los Angeles County in any action or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and irrevocably agrees that any such action or proceeding may be heard and determined only in such California State or Federal court. Each of the parties irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each of the parties irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 818 West 7th Street, Los Angeles, CA 90017 as his or its agent to receive on behalf of him or it and his or its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to any of the parties in care of the Process Agent at the Process Agent's above address, and each of the parties irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternate method of service, each of the parties consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing or delivering of a copy of such process to such party at its address specified in or pursuant to
Section 9.3. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         9.3 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, (c) by a generally recognized overnight courier service which provides written acknowledgement by the addressee of receipt, or (d) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (d) shall also be sent pursuant to clause (b)), addressed as follows:


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        (i)     If to the Company:

                        1999 Avenue of the Stars, Suite 3050
                        Los Angeles, California 90067
                        Attn: Robert V. Cahill, Esq.
                        Telecopier: (310) 556-3568

                with a copy to:

                        O'Melveny & Myers
                        1999 Avenue of the Stars, Suite 700
                        Los Angeles, California 90067
                        Attn: Donald V. Petroni, Esq.
                        Telecopier: (310) 246-6779


        (ii)    If to the Holder:

                        Venevision International Limited
                        550 Biltmore Way, 9th Floor
                        Coral Gables, Florida 33134
                        Attn: Alejandro Rivera
                        Telecopier: (305) 447-1389

                with copies to:

                        Finser Corp.
                        550 Biltmore Way, 9th Floor
                        Coral Gables, Florida 33134
                        Attn: James G. Naro, Esq.
                        Telecopier: (305) 447-1389

                and

                        Milbank, Tweed, Hadley & McCloy
                        1 Chase Manhattan Plaza
                        New York, New York 10005
                        Attn: Robert O'Hara
                        Telecopier: (212) 530-5219

or to such other addresses as may be specified by like notice to the other parties.




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        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President or a Vice President.


Dated:_________________,1996


                                        UNIVISION COMMUNICATIONS INC.



                                        By:_________________________

                                                Name:
                                                Title:














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